Exhibit 4.9

LIMITED LIABILITY PARTNERSHIP

THE DIAGEO PLC SENIOR EXECUTIVE
SHARE OPTION PLAN

Adopted by the Company: 9 November 1999

Amended by the Routine Business Committee:  7 February 2007

Inland Revenue ref: X20398

CONTENTS

Part A : Inland Revenue Approved

Part B : Unapproved Options

1.	DEFINITIONS AND INTERPRETATION	11

2.	ELIGIBILITY	12

3.	GRANT OF OPTIONS	12

4.	LIMITS	13

5.	EXERCISE OF OPTIONS	14

6.	CASH EQUIVALENT	16

7.	TAKEOVER, RECONSTRUCTION AND WINDING-UP	17

8.	VARIATION OF CAPITAL	19

9.	ALTERATIONS	19

10.	MISCELLANEOUS	20

11.	INCENTIVE STOCK OPTIONS	20

PART A - Inland Revenue approved

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           In this Plan, unless the context otherwise requires:-

“the Board” means the board of directors of the Company or a committee appointed by them;

“the Company” means Diageo plc (registered in England and Wales No. 23307);

“the Grant Date” in relation to an option means the date on which the option was granted;

“Group Member” means:-

1.1.1                            a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company’s holding company or a subsidiary of the Company’s holding company; or

1.1.2                            a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within paragraph 1.1.1 above and has been designated by the Remuneration Committee for this purpose;

“the London Stock Exchange” means London Stock Exchange Limited;

“Part A” of this Plan means the part designed for approval by the Inland Revenue;

“Part B” of this Plan means the unapproved part of this Plan.

“Participant” means a person who holds an option granted under this Plan;

“Participating Company” means the Company or any Subsidiary;

“Performance Condition” means a condition related to performance which is specified by the Remuneration Committee pursuant to sub-rule 3.1 below;

“the Plan” means the Diageo plc Senior Executive Share Option Plan as herein set out but subject to any alterations or additions from time to time made pursuant to the Plan;

“the Remuneration Committee” means the committee established by the Company as the remuneration committee of the board of directors of the Company;

“Schedule 4” means Schedule 4 to the Income Tax Act 2003;

“Subsidiary” means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985) and of which the Company has control (within the meaning of section 719 of the Income Tax Act 2003);

“the Income Tax Act 2003” means the Income Tax (Earnings and Pensions) Act 2003;

and expressions not otherwise defined herein have the same meanings as they have in Schedule 4.

1.2                           Any reference in this Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.3                           Expressions in italics are for guidance only and do not form part of this Plan.

2.                                 ELIGIBILITY

2.1                           Subject to sub-rule 2.3 below, a person is eligible to be granted an option under Part A of the Plan if (and only if) he is a full-time director or qualifying employee of a Participating Company who is required to devote the whole or substantially the whole of his working time to the service of any Participating Company.

2.2                           For the purposes of sub-rule 2.1 above:-

2.2.1                            a person shall be treated as a full-time director of a Participating Company if he is obliged to devote to the performance of the duties of his office or employment with that and any other Participating Company not less than 25 hours a week;

2.2.2                            a qualifying employee, in relation to a Participating Company, is an employee of the Participating Company (other than one who is a director of a Participating Company).

2.3                           A person is not eligible to be granted an option under Part A of this Plan at any time when he is not eligible to participate in this Plan by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

3.                                 GRANT OF OPTIONS

3.1                           Subject to Rule 4 below, the Remuneration Committee may grant an option to acquire shares in the Company which satisfy the requirements of paragraphs 16 to 20 of Schedule 4 (fully paid up, unrestricted, ordinary share capital), upon the terms set out in Part A of this Plan and upon such other objective terms as the Remuneration Committee may specify, to any person who is eligible to be granted an option in accordance with Rule 2 above; and for this purpose an option to acquire includes an option to purchase and an option to subscribe.

3.2                           The price at which shares may be acquired by the exercise of an option shall be determined by the Remuneration Committee before the grant thereof, but shall not be less than:-

3.2.1                            if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, the average of the middle-market quotation of shares of that class (as derived from that List) for the three dealing days immediately preceding the Grant Date;

3.2.2                            if paragraph 3.2.1 above does not apply, the market value (within the meaning of Part VIII of the Taxation of Chargeable Gains Act 1992) of shares of that class, as agreed in advance for the purposes of this Plan with the Shares Valuation Division of the Inland Revenue, on the Grant Date (or such other day as may be agreed in advance with the Inland Revenue and which day shall not be more than 30 days in advance of the Grant Date); or

3.2.3                            in the case of an option to acquire shares only by subscription, the nominal value of those shares.

3.3                           An option may only be granted:-

3.3.1                            within the period of 6 weeks beginning with -

(a)                     the date on which Part A of this Plan is approved by the Inland Revenue under Schedule 4; or

(b)                    the dealing day next following the date on which the Company announces its results for any period; or

3.3.2                            at any other time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify its grant; and

3.3.3                            within the period of 10 years beginning with the date on which this Plan is adopted by the Company

PROVIDED that no option may be granted under this Plan during the “close period” as defined in the Model Code in the London Stock Exchange’s “The Listing Rules” and PROVIDED ALSO that no options may be granted under Part A of this Plan prior to the date on which Part A of the Plan is approved by the Inland Revenue under Schedule 4.

3.4                           An option granted under this Plan to any person:-

3.4.1                            shall not, except as provided in sub-rule 5.4 below, be capable of being transferred by him; and

3.4.2                            shall lapse forthwith if he is adjudged bankrupt.

3.5                           The grant of any option under this Plan shall be subject to obtaining any approval or consent required under the provisions of the document “The Listing Rules” published by the London Stock Exchange, of The City Code on Take-overs and Mergers, or of any regulation or enactment.

4.                                 LIMITS

4.1                           Subject to any adjustment made by the Remuneration Committee pursuant to sub-rule 7.2 below, no options shall be granted under the Plan which would at the time they are granted, cause the number of shares which shall have been or may be acquired in pursuance of options so granted to exceed 342,785,560 (which represents approximately 10 per cent of the ordinary share capital of the Company in issue on the date the Plan is adopted by the Company).

4.2                           No options shall be granted in any year which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year under this Plan or under any other executive share option scheme adopted by the

Company to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.

4.3                           No options shall be granted in the period of 3 calendar years beginning with the year 1999 or any successive period of 3 years which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the 3-year period in question under this Plan or under any other executive share option scheme adopted by the Company to exceed such number as represents 3 per cent. of the ordinary share capital of the Company in issue at that time.

4.4                           No options shall be granted in the period of 5 calendar years beginning with the year 1999 which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period, or shall have been issued in that period otherwise than in pursuance of options, under this Plan or under any other employees’ share scheme adopted by the Company to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.

4.5                           No options shall be granted in any year which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or been issued in that period otherwise than in pursuance of options, under this Plan or under any other employees’ share scheme adopted by the Company to exceed such number as represents 10 per cent. of the ordinary share capital of the Company in issue at that time.

4.6                           Prior to granting an option to any person, the Remuneration Committee may from time to time determine a maximum aggregate amount payable on exercise of options granted under this Plan to any person during any period of twelve months, such amount to be based upon the expected value of the options on the date of grant, except in circumstances considered by the Remuneration Committee to be exceptional (provided that any grant of options under Part A of this Plan shall be subject to the provisions of sub-rule 4.7 below).

4.7                           No person shall be granted options which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him under Part A of this Plan or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 to the Income and Corporation Taxes Act 1998 or under Schedule 4 and established by the Company or by any associated company of the Company (and not exercised) to exceed or further exceed £30,000.

4.8                           For the purposes of this Rule, the market value of the shares in relation to which an option was granted shall be calculated:-

4.8.1                            in the case of an option granted under this Plan, as on the days by reference to which the price at which shares may be acquired by the exercise thereof was determined in accordance with sub-rule 3.2 above;

4.8.2                            in the case of an option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 22 of Schedule 4, such earlier time or times as may be provided in the agreement; and

4.8.3                            in the case of any other option, as on the day or days by reference to which the price at which shares may be acquired by the exercise thereof was determined.

4.9                           Any option granted under this Plan shall be limited and take effect so that the above limits are complied with.

5.                                 EXERCISE OF OPTIONS

5.1                           The exercise of any option granted under this Plan shall be effected in the form and manner prescribed by the Remuneration Committee.

5.2                           Subject to sub-rules 5.4 and 5.5 below and to sub-rules 6.1 and 6.3 below, an option may not be exercised before the third anniversary of the Grant Date.

5.3                           Subject to sub-rule 5.4 and paragraph 5.5.2 below and to sub-rule 6.4 below, an option granted under this Plan may not be exercised to the extent that the Performance Condition is not satisfied. If the Performance Condition is not satisfied by the last date on which the Performance Condition may be satisfied, the option shall thereupon, notwithstanding any other provision of the Plan, cease to be capable of exercise, unless it has already been exercisable prior to that date pursuant to sub-rules 5.4 or paragraphs 5.5.1, 5.5.2 or sub-rule 6.4 below(1).

5.4                           If any Participant dies prior to the last date on which the Performance Condition for an option may be satisfied, or if any Participant dies after the Performance Condition for the option has been satisfied, such option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death provided that his death occurs at a time when either he is a director or employee of a Group Member or he is or would but for sub-rule 5.3 above be entitled to exercise the option by virtue of sub-rule 5.5 below(2).

5.5                           If any Participant ceases to be a director or employee of a Group Member (otherwise than by reason of his death) prior to the last date on which the Performance Condition for an option may be satisfied, or if any Participant so ceases after the Performance Condition for the option has been satisfied, the following provisions apply in relation to any option granted to him under Part A of this Plan(3).

5.5.1                            if he so ceases by reason of injury, disability, redundancy (within the meaning of the Employment Rights Act 1996), by reason of retirement or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, the option may (and subject to sub-rule 5.4

(1) Amended by the Board of Directors on 27 April 2000

(2) Amended by the Board of Directors on 27 April 2000

(3) Amended by the Board of Directors on 27 April 2000

above must, if at all) be exercised within the period which shall expire on the later of 6 months after his so ceasing and 42 months after the Grant Date, provided that, in the case of options granted on or after 21 August 2003, options cannot be exercised in any event before the third anniversary of the Date of Grant but subject in all cases to sub-rule 5.3 above;

5.5.2                            if he so ceases for any other reason, the option may not be exercised at all unless the Remuneration Committee shall so permit, in which event it may (and subject to sub-rule 5.4 above must, if at all) be exercised to the extent permitted by the Remuneration Committee within 6 months after his so ceasing, provided that, in the case of options granted on or after 21 August 2003, the Remuneration Committee may not permit such options to be exercised before the third anniversary of the Date of Grant.

5.6                           A Participant shall not be treated for the purposes of sub-rule 5.5 above as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising her option shall be treated for those purposes as not having ceased to be a director or employee.

5.7                           Subject to sub-rule 5.4 above, but notwithstanding any other provision of this Plan, an option may not be exercised after the expiration of the period of 10 years (or such shorter period as the Remuneration Committee may have determined before the grant thereof) beginning with the Grant Date.

5.8                           A Participant shall not be eligible to exercise an option granted under Part A of this Plan at any time when he is not eligible to participate in this Plan by virtue of paragraph 9 of Schedule 4 (material interest in close company).

5.9                           Within 30 days after an option has been exercised by any person, the Remuneration Committee shall allot to him (or a nominee for him) or, as appropriate, procure the transfer to him (or a nominee for him) of the number of shares in respect of which the option has been exercised, provided that:-

5.9.1                            the Remuneration Committee considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; and

5.9.2                            in a case where a Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the “Tax Liability”), that person has either:

(a)                     made a payment to the Group Member of an amount equal to the Tax Liability; or

(b)                    entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Group Member of the relevant amount out of the proceeds of sale or otherwise).

5.10                     All shares allotted under this Plan shall rank equally in all respects with the shares of the same class then in issue except for any rights attaching to such shares by reference to a record date prior to the date of the allotment.

5.11                     For the purposes of paragraph 35A of Schedule 4, the specified age shall be 55.

6.                                 TAKEOVER, RECONSTRUCTION AND WINDING-UP

6.1                           If any person obtains control of the Company (within the meaning of section 719 of the Income Tax Act 2003) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Remuneration Committee shall within 14 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 5.3, 5.4, 5.5 and 5.7 above, any option may be exercised within one month (or such longer period as the Remuneration Committee may permit) of such notification.

6.2                           For the purposes of sub-rule 6.1 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

6.3                           If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Remuneration Committee shall forthwith notify every Participant thereof and, subject to sub-rules 5.3, 5.4, 5.5 and 5.7 above, any option may be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Plan) lapse on the expiration of that period.

6.4                           In relation to an option which would but for sub-rule 5.3 above be exercisable by virtue of an event mentioned in sub-rule 6.1 or 6.3 above, the Remuneration Committee may at its discretion, and acting fairly and reasonably, treat the relevant condition as satisfied if, at the time of the event, the Remuneration Committee cannot determine whether it is in fact satisfied.

6.5                           If any company (“the acquiring company”):-

6.5.1                            obtains control of the Company as a result of making -

(a)                     a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

(b)                    a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Plan, or

6.5.2                            obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

6.5.3                            becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order,

any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4), by agreement with the acquiring company, release any option granted under this Plan which has not lapsed (“the old option”) in consideration of the grant to him of an option (“the new option”) which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4).

6.6                           The new option shall not be regarded for the purposes of sub-rule 6.5 above as equivalent to the old option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of this Plan shall for this purpose be construed as if:-

6.6.1                            the new option were an option granted under this Plan at the same time as the old option;

6.6.2                            except for the purposes of the definitions of “Group Member”, “Participating Company” and “Subsidiary” in sub-rule 1.1 above and the reference to “the Remuneration Committee” in sub-rule 5.7 above, the expression  “the Company” were defined as “a company whose shares may be acquired by the exercise of options granted under this Plan”;

6.6.3                            the relevant condition referred to in sub-rule 5.3 above had been satisfied; and

6.6.4                            sub-rule 8.2 below were omitted.

7.                                 VARIATION OF CAPITAL

7.1                           Subject to sub-rule 7.3 below, in the event of any variation of the share capital of the Company, the Remuneration Committee may make such adjustments as it considers appropriate under sub-rule 7.2 below.

7.2                           An adjustment made under this sub-rule shall be to one or more of the following:-

7.2.1                            the number of shares specified in sub-rule 4.1 above;

7.2.2                            the number of shares in respect of which any option may be exercised;

7.2.3                            the price at which shares may be acquired by the exercise of any option;

7.2.4                            where any such option has been exercised but no shares have been allotted or transferred pursuant to such exercise, the number of shares which may be so allotted or transferred and the price at which they may be acquired.

7.3                           At a time when Part A of this Plan is approved by the Inland Revenue under Schedule 4, no adjustment under sub-rule 7.2 above shall be made without the prior approval of the Inland Revenue.

7.4                           An adjustment under sub-rule 7.2 above may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value, but only in the case of an option to subscribe for shares if and to the extent that the Remuneration Committee shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the shares may be subscribed for and to apply that sum in paying up such amount on such shares; and so that on exercise of any option in respect of which such a reduction shall have been made the Remuneration Committee shall capitalise that sum (if any) and apply the same in paying up that amount.

8.                                 ALTERATIONS

8.1                           Subject to sub-rules 8.2, 8.4 and 8.5 below, the Board may at any time alter this Plan, or the terms of any option granted under it (having regard to the fact that, if an alteration which does not solely relate to a special term is made in a key feature (as defined in paragraph 30(2) of Schedule 4) of this Scheme at a time when Part A of this Plan is approved by the Inland Revenue under Schedule 4, the approval will not thereafter have effect unless the Inland Revenue have approved the alteration).

8.2                           Subject to sub-rule 8.3 below, no alteration to the advantage of the person to whom options may be granted shall be made under sub-rule 8.1 above to any of Rules 2, 3.2, 4.1 to 4.8 inclusive, 5.2 to 5.5 inclusive, 5.7, 5.10, 6.1 to 6.4 inclusive, and 7.1 and 7.2 without the prior approval by ordinary resolution of the members of the Company in general meeting.

8.3                           Sub-rule 8.2 above shall not apply to:-

8.3.1                            any minor alteration to benefit the administration of this Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member; or

8.3.2                            any alteration solely relating to a Performance Condition.

8.4                           No alteration to the disadvantage of any Participant shall be made under sub-rule 8.1 above unless:-

8.4.1                            the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration, and

8.4.2                            the alteration is approved by a majority of those Participants who have given such an indication.

8.5                           No alteration which solely relates to a Performance Condition subject to which an option has been granted shall be made under sub-rule 8.1 above unless:-

8.5.1                            there shall have occurred an event which shall have caused the Board reasonably to consider that the Performance Condition would not, without the alteration, achieve its original purpose, and

8.5.2                            the Board shall act fairly and reasonably in making the alteration.

9.                                 MISCELLANEOUS

9.1                           The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in this Plan or any right which he may have to participate in it and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under this Plan as a result of such termination.

9.2                           In the event of any dispute or disagreement as to the interpretation of this Plan, or as to any question or right arising from or related to this Plan, the decision of the Board shall be final and binding upon all persons.

9.3                           Any notice or other communication under or in connection with this Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office marked for the attention of the Company Secretary, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

PART B - Not approved by UK Inland Revenue

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           In this Plan, unless the context otherwise requires:-

“American Depositary Share” means an authorised depositary security representing for the time being four ordinary shares in the Company and being evidenced by an authorised depositary receipt issued by the Bank and quoted on the New York Stock Exchange;

“the Bank” means The Bank of New York or such other bank as the Company may from time to time appoint to issue authorised depositary receipts;

“the Board” means the board of directors of the Company or a committee appointed by them;

“the Company” means Diageo plc (registered in England and Wales No. 23307);

“the Grant Date” in relation to an option means the date on which the option was granted;

“Group Member” means:-

1.1.1                            a Participating Company or a body corporate which is (within the meaning of section 736 of the Companies Act 1985) the Company’s holding company or a subsidiary of the Company’s holding company; or

1.1.2                            a body corporate which is (within the meaning of section 258 of that Act) a subsidiary undertaking of a body corporate within paragraph 1.1.1 above and has been designated by the Remuneration Committee for this purpose;

“the London Stock Exchange” means London Stock Exchange Limited;

“the New York Stock Exchange” means The New York Stock Exchange, Inc.;

“Part A” of this Plan means the part designed for approval by the Inland Revenue;

“Part B” of this Plan means the unapproved part of this Plan;

“Participant” means a person who holds an option granted under this Plan;

“Participating Company” means the Company or any Subsidiary;

“Performance Condition” means a condition related to performance which is specified by the Remuneration Committee pursuant to sub-rule 3.1 below;

“the Plan” means the Diageo plc Senior Executive Share Option Plan as herein set out but subject to any alterations or additions made from time to time pursuant to the Plan;

“the Remuneration Committee” means the committee established by the Company as the remuneration committee of the board of directors of the Company;

“Subsidiary” means a body corporate which is a subsidiary of the Company (within the meaning of section 736 of the Companies Act 1985) and of which the Company has control (within the meaning of section 719 of the Income Tax Act 2003);

“the Income Tax Act 2003” means the Income Tax (Earnings and Pensions) Act 2003;

“US Participant” means a Participant who is resident in the United States of America on the Grant Date.

1.2                           Any reference in this Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.                                 ELIGIBILITY

2.1                           A person is eligible to be granted an option under Part B of the Plan if (and only if) he is a director or employee of a Participating Company who is required to devote the whole or substantially the whole of his working time to the service of any Participating Company.

3.                                 GRANT OF OPTIONS

3.1                           Subject to Rule 4 below, the Remuneration Committee may grant an option to acquire shares in the Company, which may be American Depositary Shares or ordinary shares in the Company as the Remuneration Committee may determine, upon the terms set out in Part B of this Plan and upon such other objective terms as the Remuneration Committee may specify, to any person who is eligible to be granted an option in accordance with Rule 2 above; and for this purpose an option to acquire includes an option to purchase and an option to subscribe.

3.2                           Where an option is granted pursuant to Clause 3.1 above to a US Participant, such option shall be to acquire American Depositary Shares, and not ordinary shares.

3.3                           The price at which shares or American Depositary Shares may be acquired by the exercise of an option shall be determined by the Remuneration Committee before the grant thereof, but shall not be less than:-

3.3.1                            unless paragraph 3.3.2 applies, if shares of the same class as those shares are listed in the London Stock Exchange Daily Official List, the average of the middle-market quotation of shares of that class (as derived from that List) for the three dealing days immediately preceding the Grant Date;

3.3.2                            if the option is granted over American Depositary Shares, the average of the closing prices of the American Depositary Shares on the New York Stock Exchange for the three New York Stock Exchange trading days immediately preceding the Grant Date; or

3.3.3                            in the case of an option to acquire shares only by subscription, the nominal value of those shares.

3.4                           An option may only be granted:-

3.4.1                            within the period of 6 weeks beginning with -

(a)                     the date on which this Plan is approved and adopted by the Company; or

(b)                    the dealing day next following the date on which the Company announces its results for any period; or

3.4.2                            at any other time when the circumstances are considered by the Remuneration Committee to be sufficiently exceptional to justify its grant; and

3.4.3                            within the period of 10 years beginning with the date on which this Plan is adopted by the Company

PROVIDED that no option may be granted under this Plan during the “close period” as defined in the Model Code in the London Stock Exchange’s “The Listing Rules”.

3.5                           An option granted under this Plan to any person:-

3.5.1                            shall not, except as provided in sub-rule 5.4 below, be capable of being transferred by him; and

3.5.2                            shall lapse forthwith if he is adjudged bankrupt.

3.6                           The grant of any option under this Plan shall be subject to obtaining any approval or consent required under the provisions of the document “The Listing Rules” published by the London Stock Exchange, of the City Code on Take-overs and Mergers, or of the listing rules of the New York Stock Exchange, or of any regulation or enactment.

4.                                 LIMITS

4.1                           Subject to any adjustment made by the Remuneration Committee pursuant to sub-rule 8.2 below, no options shall be granted under the Plan which would at the time they are granted, cause the number of shares which shall have been or may be acquired in pursuance of options so granted to exceed 342,785,560 (which represents approximately 10 per cent of the ordinary share capital of the Company in issue on the date the Plan is adopted by the Company); and for this purpose American Depositary Shares shall be deemed to be the number of ordinary shares represented thereby.

4.2                           No options shall be granted in any year which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year under this Plan or under any other executive share option scheme adopted by the Company to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.

4.3                           No options shall be granted in the period of 3 calendar years beginning with the year 1999 or any successive period of 3 years which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the 3-year period in question under this Plan or under any other executive share option scheme adopted by the Company to exceed such number as represents 3 per cent. of the ordinary share capital of the Company in issue at that time.

4.4                           No options shall be granted in the period of 5 calendar years beginning with the year 1999 which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in that period, or shall have been issued in that period otherwise than in pursuance of options, under this Plan or under any other employees’ share scheme adopted by the Company to exceed such number as represents 5 per cent. of the ordinary share capital of the Company in issue at that time.

4.5                           No options shall be granted in any year which would, at the time they are granted, cause the number of shares in the Company which shall have been or may be issued in pursuance of options granted in the period of 10 calendar years ending with that year, or been issued in that period otherwise than in pursuance of options, under this Plan or under any other employees’ share scheme adopted by the Company to exceed such number as represents 10 per cent. of the ordinary share capital of the Company in issue at that time.

4.6                           The Remuneration Committee may from time to time determine a maximum aggregate amount payable on exercise of options granted under this Plan to any person during any period of twelve months, such amount to be based upon the expected value of the options on the date of grant, except in circumstances considered by the Remuneration Committee to be exceptional.

4.7                           Any option granted under this Plan shall be limited and take effect so that the above limits are complied with.

5.                                 EXERCISE OF OPTIONS

5.1                           The exercise of any option granted under this Plan shall be effected in the form and manner prescribed by the Remuneration Committee.

5.2                           Subject to sub-rules 5.4 and 5.5 below and to sub-rules 7.1 and 7.3 below, an option may not be exercised before the third anniversary of the Grant Date.

5.3                           Subject to sub-rule 5.4 and paragraph 5.5.2 below and to sub-rule 7.4 below, an option granted under this Plan may not be exercised to the extent that the Performance Condition is not satisfied.  If the Performance Condition is not satisfied by the last date on which the Performance Condition may be satisfied, the option shall thereupon, notwithstanding any other provision of this Plan, cease to be capable of exercise, unless it has already become exercisable prior to that date pursuant to sub-rules 5.4 or paragraphs 5.5.1, 5.5.2 or sub-rule 7.4 below(4).

5.4                           If any Participant dies prior to the last date on which the Performance Condition for an option may be satisfied, or if any Participant dies after the Performance Condition for the option has been satisfied, such option may (and must, if at all) be exercised by his

(4) Amedended by the Board of Directors on 27 April 2000. Currently this amendment does not apply to options granted prior to this date. Rule 5.3 will apply to such options only if Diageo plc seeks and receives approval from the majority of option holders whose permission to the amendment to the terms of their options is sought and who respond to the Company's request to amend the terms of their options. If approval is not received, the wording of clause 5.3 will be "Subject to sub-rules 5.4 and paragraphs 5.5.1 and 5.5.3 below and to sub-rule 7.4 below, an option granted under this Plan may not be exercised to the extent that the Performance Condition is not satisfied."

personal representatives within 12 months after the date of his death provided that his death occurs at a time when either he is a director or employee of a Group Member or he is or would but for sub-rule 5.3 above be entitled to exercise the option by virtue of sub-rule 5.5 below(5).

5.5                           If any Participant ceases to be a director or employee of a Group Member (otherwise than by reason of his death) prior to the last date on which the Performance Condition for an option may be satisfied, or if any Participant so ceases after the Performance Condition for the option has been satisfied, the following provisions apply in relation to such option granted to him under Part B of this Plan(6):-

5.5.1                            if he so ceases by reason of injury disability or redundancy (within the meaning of the Employment Rights Act 1996), by reason of retirement or by reason only that his office or employment is in a company which ceases to be a Group Member, or relates to a business or part of a business which is transferred to a person who is not a Group Member, the option may (and subject to sub-rule 5.4 above must, if at all) be exercised within the period which shall expire on the later of 6 months after his so ceasing and 42 months after the Grant Date but subject to sub-rule 5.3 above;

5.5.2                            if he so ceases for any other reason, the option may not be exercised at all unless the Remuneration Committee shall so permit, in which event it may (and subject to sub-rule 5.4 above must, if at all) be exercised to the extent permitted by the Remuneration Committee within 6 months of his so ceasing.

5.6                           A Participant shall not be treated for the purposes of sub-rule 5.5 above as ceasing to be a director or employee of a Group Member until such time as he is no longer a director or employee of any Group Member, and a female Participant who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising her option shall be treated for those purposes as not having ceased to be a director or employee.

5.7                           Subject to sub-rule 5.4 above, but notwithstanding any other provision of this Plan, an option may not be exercised after the expiration of the period of 10 years (or such shorter

(5)      Amended by the Board of Directors on 27 April 2000. Currently this amendment does not apply to options granted prior to this date. Rule 5.4 will apply to such options only if Diageo plc seeks and receives approval from the majority of option holders whose permission to the amendment to the terms of their options is sought and who respond to the Company's request to amend the terms of their options. If approval is not received, the wording of clause 5.4 will be “If any Participant dies, any option may (and must, if at all) be exercised by his personal representatives within 12 months after the date of his death provided that his death occurs at a time when either he is a director or employee of a Group Member or he is or would but for sub-rule 5.3 above be entitled to exercise the option by virtue of sub-rule 5.5 below.”

(6)      Amended by the Board of Directors on 27 April 2000. Currently this amendment does not apply to options granted prior to this date. Rule 5.5 will apply to such options only if Diageo plc seeks and receives approval from the majority of option holders whose permission to the amendment to the terms of their options is sought and who respond to the Company’s request to amend the terms of their options. If approval is not received, the wording of clause 5.4 will be “If any Participant ceases to be a director or employee of a Group Member (otherwise than by reason of his death), the following provisions apply in relation to any options granted to him under Part B of this Plan:-”

period as the Remuneration Committee may have determined before the grant thereof) beginning with the Grant Date.

5.8                           Within 30 days after an option has been exercised by any person, the Remuneration Committee shall allot to him (or a nominee for him) or, as appropriate, procure the transfer to him (or a nominee for him) of the number of shares in respect of which the option has been exercised, provided that:-

5.8.1                            the Remuneration Committee considers that the issue or transfer thereof would be lawful in all relevant jurisdictions; and

5.8.2                            in a case where a Group Member is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions recoverable from the person in question (together, the “Tax Liability”), that person has either:

(a)                     made a payment to the Group Member of an amount equal to the Tax Liability; or

(b)                    entered into arrangements acceptable to that or another Group Member to secure that such a payment is made (whether by authorising the sale of some or all of the shares on his behalf and the payment to the Group Member of the relevant amount out of the proceeds of sale or otherwise).

5.9                           All shares allotted under this Plan shall rank equally in all respects with the shares of the same class then in issue except for any rights attaching to such shares by reference to a record date prior to the date of the allotment.

6.                                 CASH EQUIVALENT

6.1                           Where an option granted under Part B of this Plan has been exercised by any person in respect of any number of shares, and those shares have not yet been allotted or transferred to him in accordance with sub-rule 5.8 above, the Remuneration Committee may determine that, in substitution for his right to acquire such number of those shares as the Remuneration Committee may decide (but in full and final satisfaction of his said right), he shall be paid by way of additional emoluments a sum equal to the cash equivalent of that number of shares or, in the case of a US Participant, if he elects to defer receipt of the sum pursuant to his employer’s deferred compensation plan or in accordance with rules established by the Remuneration Committee, an amount equal to such sum shall be credited to his account under his employer’s deferred compensation plan.

6.2                           For the purposes of this Rule, the cash equivalent of any shares is the amount by which the Remuneration Committee’s opinion of the market value of those shares on the day last preceding the date on which the option was exercised (or, if at the relevant time shares of the same class as those shares were listed in The Stock Exchange Daily Official List, the middle-market quotation of shares of that class, as derived from that List, on the dealing day last preceding that date or, in the case of American Depositary Shares, the closing price of such shares on the New York Stock Exchange on the dealing day last preceding that date) exceeds the price at which those shares may be acquired by the exercise of the option.

6.3                           Subject to sub-rule 6.4 below, as soon as reasonably practicable after a determination has been made under sub-rule 6.1 above that a person shall be paid a sum in substitution for his right to acquire any number of shares:-

6.3.1                            the Company shall pay to him or procure the payment to him of that sum in cash; and

6.3.2                            if he has already paid the Company for those shares, the Company shall return to him the amount so paid by him.

6.4                           If the Remuneration Committee in its discretion so decides:-

6.4.1                            the whole or part of the sum payable under sub-rule 6.3.1 above shall, instead of being paid to the person in question in cash, be applied on his behalf in subscribing for shares in the Company at a price equal to the market value (or, as the case may be, the middle-market quotation) by reference to which the cash equivalent is calculated, or in purchasing such shares, or partly in one way and partly in the other, and

6.4.2                            the Company shall allot to him or procure the transfer to him (or his nominee) of the shares so subscribed for or purchased.

6.5                           There shall be made from any payment under this Rule such deductions (on account of tax or similar liabilities) as may be required by law or as the Remuneration Committee may reasonably consider to be necessary or desirable

7.                                 TAKEOVER, RECONSTRUCTION AND WINDING-UP

7.1                           If any person obtains control of the Company (within the meaning of section 719 of the Income Tax Act 2003) as a result of making a general offer to acquire shares in the Company, or having obtained such control makes such an offer, the Remuneration Committee shall within 14 days of becoming aware thereof notify every Participant thereof and, subject to sub-rules 5.3, 5.4, 5.5 and 5.7 above, any option may be exercised within one month (or such longer period as the Remuneration Committee may permit) of such notification.

7.2                           For the purposes of sub-rule 7.1 above, a person shall be deemed to have obtained control of the Company if he and others acting in concert with him have together obtained control of it.

7.3                           If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or if under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company, the Remuneration Committee shall forthwith notify every Participant thereof and, subject to sub-rules 5.3, 5.4, 5.5 and 5.7 above, any option may be exercised within one month of such notification, but to the extent that it is not exercised within that period shall (notwithstanding any other provision of this Plan) lapse on the expiration of that period.

7.4                           In relation to an option which would but for sub-rule 5.3 above be exercisable by virtue of an event mentioned in sub-rule 7.1 or 7.3 above, the Remuneration Committee may at its discretion, and acting fairly and reasonably, treat the relevant condition as satisfied if, at the time of the event, the Remuneration Committee cannot determine whether it is in fact satisfied.

7.5                           If any company (“the acquiring company”):-

7.5.1                            obtains control of the Company as a result of making -

(a)                     a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

(b)                    a general offer to acquire all the shares in the Company which are of the same class as the shares which may be acquired by the exercise of options granted under this Plan, or

7.5.2                            obtains control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986, or

7.5.3                            becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order,

any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 26(3) of Schedule 4 to the Income Tax Act 2003), by agreement with the acquiring company, release any option granted under this Plan which has not lapsed (“the old option”) in consideration of the grant to him of an option (“the new option”) which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company.

7.6                           The new option shall not be regarded for the purposes of sub-rule 7.5 above as equivalent to the old option unless the conditions set out in paragraph 27(4) of Schedule 4 to the Income Tax Act 2003 are satisfied, but so that the provisions of this Plan shall for this purpose be construed as if:-

7.6.1                            the new option were an option granted under this Plan at the same time as the old option;

7.6.2                            except for the purposes of the definitions of “Group Member”, “Participating Company” and “Subsidiary” in sub-rule 1.1 above and the reference to “the Remuneration Committee” in sub-rule 5.7 above, the expression  “the Company” were defined as “a company whose shares may be acquired by the exercise of options granted under this Plan”;

7.6.3                            the relevant condition referred to in sub-rule 5.3 above had been satisfied; and

7.6.4                            sub-rule 9.2 below were omitted.

8.                                 VARIATION OF CAPITAL

8.1                           Subject to sub-rule 8.3 below, in the event of any variation of the share capital of the Company (including a change in the number of ordinary shares underlying an American Depositary Share) or in the event the Company makes a demerger by way of exempt distribution under section 213 of the Income and Corporation Taxes Act 1988 or pays a special dividend or repurchases its share capital, the Remuneration Committee may make such adjustments as it considers appropriate under sub-rule 8.2 below.

8.2                           An adjustment made under this sub-rule shall be to one or more of the following:-

8.2.1                            the number of shares specified in sub-rule 4.1 above;

8.2.2                            the number of shares in respect of which any option may be exercised;

8.2.3                            the number of American Depositary Shares in respect of which any option may be exercised;

8.2.4                            the price at which shares may be acquired by the exercise of any option;

8.2.5                            where any such option has been exercised but no shares have been allotted or transferred pursuant to such exercise, the number of shares which may be so allotted or transferred and the price at which they may be acquired.

8.3                           An adjustment under sub-rule 8.2 above may have the effect of reducing the price at which shares may be acquired by the exercise of an option to less than their nominal value, but only in the case of an option to subscribe for shares if and to the extent that the Remuneration Committee shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the shares in respect of which the option is exercised and which are to be allotted pursuant to such exercise exceeds the price at which the shares may be subscribed for and to apply that sum in paying up such amount on such shares; and so that on exercise of any option in respect of which such a reduction shall have been made the Remuneration Committee shall capitalise that sum (if any) and apply the same in paying up that amount.

9.                                 ALTERATIONS

9.1                           Subject to sub-rules 9.2, 9.4 and 9.5 below, the Board may at any time alter this Plan, or the terms of any option granted under it.

9.2                           Subject to sub-rule 9.3 below, no alteration to the advantage of the person to whom options may be granted shall be made under sub-rule 8.1 above to any of Rules 2, 3.3, 4.1 to 4.6 inclusive, 5.2 to 5.5 inclusive, 5.7, 5.9, 7.1 to 7.4 inclusive, and 8.1 and 8.2 without the prior approval by ordinary resolution of the members of the Company in general meeting.

9.3                           Sub-rule 9.2 above shall not apply to:-

9.3.1                            any minor alteration to benefit the administration of this Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member; or

9.3.2                            any alteration solely relating to a Performance Condition.

9.4                           No alteration to the disadvantage of any Participant shall be made under sub-rule 9.1 above unless:-

9.4.1                            the Board shall have invited every relevant Participant to give an indication as to whether or not he approves the alteration, and

9.4.2                            the alteration is approved by a majority of those Participants who have given such an indication.

9.5                           No alteration which solely relates to a Performance Condition subject to which an option has been granted shall be made under sub-rule 9.1 above unless:-

9.5.1                            there shall have occurred an event which shall have caused the Board reasonably to consider that the special term would not, without the alteration, achieve its original purpose, and

9.5.2                            the Board shall act fairly and reasonably in making the alteration.

10.                           MISCELLANEOUS

10.1                     The rights and obligations of any individual under the terms of his office or employment with any Group Member shall not be affected by his participation in this Plan or any right which he may have to participate in it and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any option under this Plan as a result of such termination.

10.2                     In the event of any dispute or disagreement as to the interpretation of this Plan, or as to any question or right arising from or related to this Plan, the decision of the Board shall be final and binding upon all persons.

10.3                     Any notice or other communication under or in connection with this Plan may be given by personal delivery or by sending the same by post, in the case of a company to its registered office marked for the attention of the Company Secretary, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment.

11.                           INCENTIVE STOCK OPTIONS

11.1                     In this Rule:

“Incentive Stock Option” means an option satisfying the requirements of section 422 of the Code;

“the Code” means the United States Internal Revenue Code of 1986 (as amended);

“Market Value” at any date means the fair market value of ordinary shares in the Company on that date, as determined by the Remuneration Committee, provided that if on such date shares of that class are listed in The London Stock Exchange Daily Official List, the fair market value shall be not less than the middle-market quotation of such shares (as derived from that List) on the Grant Date.

11.2                     The Remuneration Committee may grant an Incentive Stock Option over American Depositary Shares to any person who is eligible to be granted an option under the Plan upon the terms set out in the Plan and subject to the additional terms and conditions in this Rule.

11.3                     Subject to sub-rule 11.4 below, the option price for an American Depositary Share subject to an Incentive Stock Option granted hereunder may not be less than the Market Value of the number of ordinary shares underlying the American Depositary Share on the Grant Date.

11.4                     A person who, within the meaning of section 422(b)(6) of the Code, is deemed to own shares in the Company possessing more than ten per cent of the total combined voting power of all classes of shares of the Company (or of its parent or subsidiary corporations within the meaning in section 424 of the Code) shall be eligible to receive an Incentive Stock Option only if the option price of an American Depositary Share thereunder is at least 110% of the Market Value of the number of ordinary shares underlying the American Depositary Share on the Grant Date and only if the term of the option does not exceed five years.

11.5                     The aggregate Market Value determined at the Grant Date of the number of ordinary shares underlying the American Depositary Shares with respect to which Incentive Stock Options first become exercisable by any Participant in any calendar year shall not exceed US$100,000.

11.6                     Section 421(a) of the Code will not apply to an Incentive Stock Option unless it is exercised no more than (i) twelve months after the date of termination of employment because of total and permanent disability or (ii) three months after the date of termination of employment for any reason other than that described in clause (i) and death.

11.7                     Notwithstanding any other provisions of the Plan, the Company will not be required to issue or cause to be issued any American Depositary Shares if at such time such issuance would violate the United States Federal Securities laws or any other laws of the United States or any state thereof.  In addition, the holder of any American Depositary Shares issued hereunder agrees not to sell or transfer such American Depositary Shares in violation of the United States Federal Securities laws or any other laws of the United States or any state thereof.  The Company shall have the right in its sole discretion to modify the terms of the Plan at any time and from time to time as it deems necessary or appropriate to ensure or facilitate such compliance with the foregoing and to include appropriate legends on any options or American Depositary Shares issued or caused to be issued hereunder.

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